                                                                   Exhibit 10.16

                             EMPLOYMENT AGREEMENT


     THIS EMPLOYMENT AGREEMENT, dated as of this 28th day of September, 1998, is by and between U.S.A. Floral Products, Inc., a Delaware corporation (the "Company" or "USA Floral") and W. Michael Kipphut ("Employee").

                                   RECITALS

     The Company desires to obtain and have the benefit of the skills and services of Employee, and Employee desires to make his skills and services available to the Company, on the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the mutual promises, terms, covenants and conditions set forth herein, and the performance of each, the parties hereto, intending legally to be bound, hereby agree as follows:

                                  AGREEMENTS

     1.   EMPLOYMENT; TERM.
          ----------------

          (a) Initial Term. The Company hereby agrees to employ Employee to perform the duties described herein, and Employee hereby accepts employment with the Company for a term beginning on October 19, 1998 (the "Commencement Date") and continuing until the second anniversary of the Commencement Date (the "Initial Term").

          (b) Renewal Terms. Upon the second anniversary of the Commencement Date, and upon each successive anniversary thereafter, this Agreement shall renew for an additional one-year term (each, a "Renewal Term") beginning on such anniversary, unless either party has given the other written notice of its
             ------
intention not to renew not less than sixty days prior to the commencement of such Renewal Term. The Initial Term and all Renewal Terms are referred to collectively as the "Term."

     2.   POSITION AND DUTIES.  The Company hereby employs Employee as Chief
          -------------------
Financial Officer. As such, Employee shall have responsibilities, duties and authority reasonably accorded to and expected of the chief financial officer of a publicly-traded company. Employee will report directly to the Chief Executive Officer or, at the direction of the Board of Directors of the Company (the "Board"), to the Board itself. Employee hereby accepts this employment upon the terms and conditions herein contained and agrees to devote all of his professional time, attention, and efforts to promote and further the business of the Company. Employee shall faithfully adhere to, execute, and fulfill all policies established by the Company.

     3.   COMPENSATION.  For all services rendered by Employee, the Company
          ------------
shall compensate Employee as follows:

          (a) Base Salary. Effective on the date hereof, the base salary payable to Employee shall be $200,000 per year, payable on a regular basis in accordance with the Company's standard payroll procedures for executive officers, but not less than monthly. On at least an annual basis, the Board or its Compensation Committee will review Employee's performance and may make increases to such base salary if, in its sole discretion, any such increase is warranted.

          (b) Incentive Bonus. During the Term, Employee shall be eligible to receive an incentive bonus up to the amount, based upon the criteria, and payable at such times as are, specified in Exhibit A attached hereto. The amount, manner of payment, and form of consideration, if any, shall be determined by the Board, in its sole and absolute discretion, and such determination shall be binding and final. If the period of Employee's employment hereunder expires before the end of a fiscal period, and if Employee is eligible to receive a bonus at such time (such eligibility being subject to the restrictions set forth in Section 6 below), any bonus payable in respect of such fiscal period's results may be prorated.

          (c) Stock Options. On the Commencement Date, USA Floral shall grant Employee non-qualified stock options to purchase 50,000 shares of USA Floral common stock pursuant to, or equivalent in all material respects to options that would be available for grant pursuant to, the USA Floral 1997 Long-Term Incentive Plan. The options will vest at the rate of 25% per year, commencing one year from the date of grant. The options will have an exercise price equal to the closing sale price of USA Floral common stock on the Commencement Date. Employee shall be eligible to participate in the Company's stock option plans and programs to the extent that grants or awards thereunder are made to Employee by the Compensation Committee of the Board in its discretion.

          (d) 401(k) Plan. Employee shall be entitled to participate in Company's 401(k) Plan, when operational, to the extent permitted by law and subject to prevailing Company policies.

          (e) Perquisites, Benefits, and Other Compensation. During the Term, Employee shall be entitled to receive all perquisites and benefits as are customarily provided by the Company to its employees, subject to such changes, additions, or deletions as the Company may make generally from time to time, as well as such other perquisites or benefits as may be specified from time to time by the Board. Employee and, as applicable, Employee's family, shall be entitled to participate in all of the Company's employee benefit plans and programs which are generally available to the Company's executive management, including group and/or individual medical plans.

          (f) Car Allowance. The Company shall pay for or reimburse Employee monthly in an amount equal to $500.00 per month.

     4.   EXPENSE REIMBURSEMENT.   The Company shall reimburse Employee for (or,
          ---------------------
at the Company's option, pay) all business travel and other out-of-pocket expenses reasonably incurred by Employee in the performance of his services hereunder during the Term. All reimbursable expenses shall be appropriately documented in reasonable detail by Employee upon submission of any request for reimbursement, and in a format and manner consistent with the Company's expense reporting policy, as well as applicable federal and state tax record keeping requirements.

     5.   PLACE OF PERFORMANCE.
          --------------------

          (a) Initial Place of Performance. Employee shall perform his duties and responsibilities from the Company's headquarters location in Washington, D.C. The Company shall reimburse Employee's reasonable expenses of relocating to the Washington, D.C. area. Such expenses may include, by way of example, but are not limited to, pre-move visits to search for a new residence; temporary lodging and living costs prior to moving to a new permanent residence; duplicate home carrying costs; closing costs on the sale of Employee's present residence and on the purchase of a comparable residence in the new location; and additional income taxes that Employee may incur if any relocation costs are not deductible for tax purposes. Such reimbursement is provided to assist Employee in covering the cost of moving himself, his immediate family and their personal property and effects.

          (b) Subsequent Relocations. Employee understands that he may be requested by the Company to relocate from Washington, D.C. to another geographic location in order to more efficiently carry out his duties and responsibilities under this Agreement or as part of a promotion or a change in duties and responsibilities. In such event, if Employee agrees to relocate, the Company will provide Employee with a relocation allowance, in an amount determined by the Company, to assist Employee in covering the costs of moving himself, his immediate family, and their personal property and effects. The total amount and type of costs to be covered shall be determined by the Company, in light of prevailing Company policy at the time.

     6.   TERMINATION; RIGHTS ON TERMINATION. Employee's employment may be
          ----------------------------------
terminated in any one of the followings ways, prior to the expiration of the
Term:

          (a) Death. The death of Employee before any termination hereunder shall immediately terminate the Term, and no Severance Compensation (as defined below) or other compensation shall be owed to Employee's estate.

          (b) Disability. If, as a result of incapacity due to physical or mental illness or injury, Employee shall have been unable to perform the material duties of his position on a full-time basis for a period of four consecutive months, or for a total of four months in any six-month period, then 30 days after written notice to the Employee (which notice may be given before or after the end of the aforementioned periods, but which shall not be effective earlier than the last day of the applicable period), the Company may terminate Employee's employment hereunder if Employee is unable to resume his full-time duties at the conclusion of such notice period. Subject to Section 6(f) below, if Employee's employment is terminated as a result of Employee's disability, the Company shall continue to pay Employee his base salary at the then-current rate for the lesser of (i) 12 months from the effective date of termination, or (ii) whatever time period is remaining under the then-current period of the Term (without regard to renewals thereof). Such payments shall be made in accordance with the Company's regular payroll cycle.

          (c) Termination by the Company "For Cause." The Company may terminate the Term 10 days after written notice to Employee "for cause," which shall be:
(i) Employee's material breach of this Agreement, which breach is not cured within 10 days of receipt by Employee of written notice from the Company specifying the breach; provided, if such breach cannot be cured within 10 days, Employee shall have a reasonable period of time to cure (ii) Employee's gross negligence in the performance of his duties hereunder, intentional nonperformance or mis-performance of such duties, or refusal to abide by or comply with the directives of the Board, his superior officers, or the Company's policies and procedures, which actions continue for a period of at least 10 days after receipt by Employee of written notice of the need to cure or cease; (iii) Employee's willful dishonesty, fraud, or misconduct with respect to the business or affairs of the Company, and that in the judgment of the Company materially and adversely affects the operations or reputation of the Company; (iv) Employee's conviction of a felony or other crime involving moral turpitude; or (v) Employee's abuse of alcohol or drugs (legal or illegal) that, in the Company's judgment, materially impairs Employee's ability to perform his duties hereunder. In the event of a termination "for cause," as enumerated above, Employee shall have no right to any Severance Compensation or other compensation.

          (d) Without Cause. At any time after the commencement of employment, the Company may, without cause, terminate the Term and Employee's employment, effective 60 days after written notice is provided to the Employee. Should Employee be terminated by the Company without cause, Employee shall receive from the Company compensation ("Severance Compensation") equal to the base salary at the rate then in effect for 12 months from the effective date of termination. Such payments shall be made in accordance with the Company's regular payroll cycle. In addition, all stock options held by Employee, whether granted pursuant to this Agreement or otherwise, shall automatically vest upon such termination by the Company without cause. The Employee's death subsequent to termination under this Section 6(d) shall not terminate any theretofore vested right to receive Severance Compensation.

          (e)  Termination by the Employee.

               (i) The Employee may terminate the Employee's employment with the Company hereunder at any time and for any reason. Employee must provide to the Company written notice of such determination not less than 60 days prior to the date such termination is to be effective. Upon any termination pursuant to this Section 6(e)(i), the Employee shall receive no Severance Compensation and no acceleration of vesting of any options held by Employee; the Employee shall be entitled to be paid solely the Employee's salary then in effect through the effective date of termination and any other compensation and benefits as may be provided in accordance with the terms and provisions of any applicable plans or programs of the Company, and the Company shall have no further liability or other obligation of any kind whatsoever to the Employee.

               (ii) In addition to the rights to terminate set forth in Section 6(e)(i), the Employee may terminate his employment hereunder for Good Reason, as defined in this Section 6(e)(ii). For purposes of this Agreement, "Good Reason" means (A) a diminution in the Employee's title, (B) the assignment to the Employee of duties or responsibilities materially inferior to his title and position, (C) any decrease in the base salary of the Employee, or any failure to pay any compensation when due (other than a failure to pay resulting from mere technical error or mistake), or (D) a change in ownership control of the Company in which a controlling shareholder, other than a person or entity who is a shareholder as of the date of this Agreement, obtains more than twenty-five percent of the outstanding stock. In all respects and for all purposes of this Agreement, a termination by the Employee of his employment hereunder for Good Reason shall have the same effect as, and shall entitle the Employee to the same rights and benefits as, a termination of the Employee's employment by the Company without Cause under this Agreement.

          (f) Payment Through Termination. Upon termination of Employee's employment pursuant to Section 6(a), 6(b), 6(c), 6(d) or 6(e) above, Employee shall be entitled to receive all compensation earned and all benefits and reimbursements (including payments for accrued vacation and sick leave, in each case in accordance with applicable policies of the Company) due through the effective date of termination. Additional compensation subsequent to termination, if any, will be due and payable to Employee only to the extent and in the manner expressly provided above in this Section 6. With respect to incentive bonus compensation, Employee shall be entitled to receive any bonus declared but not paid prior to termination. In addition, in the event of a termination by the Company under Section 6(b) or 6(d) or a termination by Employee pursuant to 6(e)(ii), Employee shall be entitled to receive incentive bonus compensation through the end of the Company's fiscal year in which termination occurs, calculated as if Employee had remained employed by the Company through the end of such fiscal year, and paid in such amounts, at such times, and in such forms as are determined pursuant to Section 3(b) above and Exhibit A attached hereto. Except as specified in the preceding two sentences, Employee shall not be entitled to receive any incentive bonus compensation after the effective date of termination of his employment. All other rights and obligations of the Company and Employee under this Agreement shall cease as of the effective date of termination, except that the Company's obligations under Section(s) 6(b), 6(d) and/or 6(e), as applicable, and Employee's obligations under Sections 7, 8, 9 and 10 below shall survive such termination in accordance with their terms.

     7.   RESTRICTION ON COMPETITION.
          --------------------------

          (a) During the Term, and thereafter, if Employee continues to be employed by the Company and/or any other entity owned by or affiliated with the Company on an "at will" basis, for the duration of such period, and thereafter for a period of two years, Employee shall not, directly or indirectly, for himself or on behalf of or in conjunction with any other person, company, partnership, corporation, business, group, or other entity (each, a "Person"):

               (i) engage, as an officer, director, shareholder, owner, partner, joint venturer, or in a managerial capacity, whether as an employee, independent contractor, consultant, advisor, or sales representative, in any business selling any products or services in direct competition with the Company including without limitation the importing, brokerage, shipping or marketing of floral products, or any business engaging in the consolidation of the floral industry, within the United States of America or the European Community (the "Territory");

               (ii) call upon any Person who is, at that time, within the Territory, an employee of the Company for the purpose or with the intent of enticing such employee away from or out of the employ of the Company;

               (iii) call upon any Person who or that is, at that time, or has been, within one year prior to that time, a customer of the Company within the Territory for the purpose of soliciting or selling products or services in direct competition with the Company within the Territory; or

               (iv) on Employee's own behalf or on behalf of any competitor, call upon any Person that, during Employee's employment by the Company was either called upon by the Company as a prospective acquisition candidate or was the subject of an acquisition analysis conducted by the Company.

          (b) The foregoing covenants shall not be deemed to prohibit Employee from acquiring as an investment not more than one percent of the capital stock of a competing business, whose stock is traded on a national securities exchange or through the automated quotation system of a registered securities association.

          (c) It is further agreed that, in the event that Employee shall cease to be employed by the Company and enters into a business or pursues other activities that, at such time, are not in competition with the Company, Employee shall not be chargeable with a violation of this Section 7 if the Company subsequently enters the same (or a similar) competitive business or activity.
In addition, if Employee has no actual knowledge that his actions violate the terms of this Section 7, Employee shall not be deemed to have breached the restrictive covenants contained herein if, promptly after being notified by the Company of such breach, Employee ceases the prohibited actions.

          (d) For purposes of this Section 7, references to "the Company" shall mean U.S.A. Floral Products, Inc., together with its subsidiaries and affiliates.

          (e) The covenants in this Section 7 are severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. If any provision of this Section 7 relating to the time period or geographic area of the restrictive covenants shall be declared by a court of competent jurisdiction to exceed the maximum time period or geographic area, as applicable, that such court deems reasonable and enforceable, said time period or geographic area shall be deemed to be, and thereafter shall become, the maximum time period or largest geographic area that such court deems reasonable and enforceable and this Agreement shall automatically be considered to have been amended and revised to reflect such determination.

          (f) All of the covenants in this Section 7 shall be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of Employee against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of such covenants; provided, that upon
                                                             --------
the failure of the Company to make any payments required under this Agreement, the Employee may, upon 30 days' prior written notice to the Company, waive his right to receive any additional compensation pursuant to this Agreement and engage in any activity prohibited by the covenants of this Section 7. It is specifically agreed that the period of two years stated at the beginning of this
Section 7, during which the agreements and covenants of Employee made in this
Section 7 shall be
effective, shall be computed by excluding from such computation any time during which Employee is in violation of any provision of this Section 7.

          (g) If the time period specified by this Section 7 shall be reduced by law or court decision, then, notwithstanding the provisions of Section 6 above, Employee shall be entitled to receive from the Company his base salary at the rate then in effect solely for the longer of (i) the time period during which the provisions of this Section 7 shall be enforceable under the provisions of such applicable law, or (ii) the time period during which Employee is not engaging in any competitive activity, but in no event longer than the applicable period provided in Section 6 above.

          (h)  Employee has carefully read and considered the provisions of this
Section 7 and, having done so, agrees that the restrictive covenants in this
Section 7 impose a fair and reasonable restraint on Employee and are reasonably required to protect the interests of the Company, and its respective officers, directors, employees, and stockholders. It is further agreed that the Company and Employee intend that such covenants be construed and enforced in accordance with the changing activities, business, and locations of the Company throughout the term of these covenants.

     8.   CONFIDENTIAL INFORMATION.  Employee hereby agrees to hold in strict
          ------------------------
confidence and not to disclose to any third party any of the valuable, confidential, and proprietary business, financial, technical, economic, sales, and/or other types of proprietary business information relating to the Company (including all trade secrets), in whatever form, whether oral, written, or electronic (collectively, the "Confidential Information"), to which Employee has, or is given (or has had or been given), access as a result of his employment by the Company. It is agreed that the Confidential Information is confidential and proprietary to the Company because such Confidential Information encompasses technical know-how, trade secrets, or technical, financial, organizational, sales, or other valuable aspects of the Company's business and trade, including, without limitation, technologies, products, processes, plans, clients, personnel, operations, and business activities. This restriction shall not apply to any Confidential Information that (a) becomes known generally to the public through no fault of the Employee; (b) is required by applicable law, legal process, or any order or mandate of a court or other governmental authority to be disclosed; or (c) is reasonably believed by Employee, based upon the advice of legal counsel, to be required to be disclosed in defense of a lawsuit or other legal or administrative action brought against Employee; provided, that in the case of clauses (b) or (c), Employee shall give
          --------
the Company reasonable advance written notice of the Confidential Information intended to be disclosed and the reasons and circumstances surrounding such disclosure, in order to permit the Company to seek a protective order or other appropriate request for confidential treatment of the applicable Confidential Information.

     9.   INVENTIONS.  Employee shall disclose promptly to the Company any and
          ----------
all significant conceptions and ideas for inventions, improvements, and valuable discoveries, whether patentable or not, that are conceived or made by Employee, solely or jointly with another, during the period of employment or within one year thereafter, and that are directly related to the business or activities of the Company and that Employee conceives as a result of his employment by the Company, regardless of whether or not such ideas, inventions, or improvements qualify as "works for hire." Employee hereby assigns and agrees to assign all his interests therein to the Company or its nominee. Whenever requested to do so by the Company, Employee shall execute any and all applications, assignments, or other instruments that the Company shall deem necessary to apply for and obtain Letters Patent of the United States or any foreign country or to otherwise protect the Company's interest therein.

     10.  RETURN OF COMPANY PROPERTY.  Promptly upon termination of Employee's
          --------------------------
employment by the Company for any reason or no reason, Employee or Employee's personal representative shall return to the Company (a) all Confidential Information; (b) all other records, designs, patents, business plans, financial statements, manuals, memoranda, lists, correspondence, reports, records, charts, advertising materials, and other data or property delivered to or compiled by Employee by or on behalf of the Company or its respective representatives, vendors, or customers that pertain to the business of the Company, whether in paper, electronic, or other form; and (c) all keys, credit cards, vehicles, and other property of the Company. Employee shall not retain or cause to be retained any copies of the foregoing. Employee hereby agrees that all of the foregoing shall be and remain the property of the Company, as the case may be, and be subject at all times to its discretion and control.

     11.  NO PRIOR AGREEMENTS.  Employee hereby represents and warrants to the
          -------------------
Company that the execution of this Agreement by Employee, his employment by the Company, and the performance of his duties hereunder will not violate or be a breach of any agreement with a former employer, client, or any other Person. Further, Employee agrees to indemnify and hold harmless the Company and its officers, directors, and representatives for any claim, including, but not limited to, reasonable attorneys' fees and expenses of investigation, of any such third party that such third party may now have or may hereafter come to have against the Company or such other persons, based upon or arising out of any non-competition agreement, invention, secrecy, or other agreement between Employee and such third party that was in existence as of the date of this Agreement. To the extent that Employee had any oral or written employment agreement or understanding with the Company, this Agreement shall automatically supersede such agreement or understanding, and upon execution of this Agreement by Employee and the Company, such prior agreement or understanding automatically shall be deemed to have been terminated and shall be null and void, provided,
                                                                    --------
however, that any such termination shall in no way prejudice Employee's right to
-------
receive any accrued salary, benefits or other remuneration under any prior agreement or arrangement with the Company.

     12.  ASSIGNMENT; BINDING EFFECT.  Employee understands that he has been
          --------------------------
selected for employment by the Company on the basis of his personal qualifications, experience, and skills. Employee agrees, therefore, that he cannot assign all or any portion of his performance under this Agreement. This Agreement may not be assigned or transferred by the Company without the prior written consent of Employee. Subject to the preceding two sentences, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties hereto and their respective heirs, legal representatives, successors, and assigns.

     13.  COMPLETE AGREEMENT; WAIVER; AMENDMENT.  This Agreement is not a
          -------------------------------------
promise of future employment. Employee has no oral representations, understandings, or agreements with the Company or any of its officers, directors, or representatives covering the same subject matter as this

Agreement. This Agreement is the final, complete, and exclusive statement and expression of the agreement between the Company and Employee with respect to the subject matter hereof, and cannot be varied, contradicted, or supplemented by evidence of any prior or contemporaneous oral or written agreements. This written Agreement may not be later modified except by a further writing signed by a duly authorized officer of the Company and Employee, and no term of this Agreement may be waived except by a writing signed by the party waiving the benefit of such term.

     14.  NOTICE.  Whenever any notice is required hereunder, it shall be given
          ------
in writing addressed as follows:

          To the Company:           U.S.A. Floral Products, Inc.
                                    1025 Thomas Jefferson Street, N.W.
                                    Suite 300 East
                                    Washington, DC 20007
                                    Attention: Robert J. Poirier

          To Employee:              W. Michael Kipphut
                                    850 South Willow Avenue
                                    Tampa, Florida 33606

Notice shall be deemed given and effective three days after the deposit in the U.S. mail of a writing addressed as above and sent first class mail, certified, return receipt requested, or, if sent by express delivery, hand delivery, or facsimile, when actually received. Either party may change the address for notice by notifying the other party of such change in accordance with this
Section 14.

     15.  SEVERABILITY; HEADINGS.  If any portion of this Agreement is held
          ----------------------
invalid or inoperative, the other portions of this Agreement shall be deemed valid and operative and, so far as is reasonable and possible, effect shall be given to the intent manifested by the portion held invalid or inoperative. This severability provision shall be in addition to, and not in place of, the provisions of Section 7(e) above. The paragraph headings herein are for reference purposes only and are not intended in any way to describe, interpret, define or limit the extent or intent of the Agreement or of any part hereof.

     16.  EQUITABLE REMEDY.  Because of the difficulty of measuring economic
          ----------------
losses to the Company as a result of a breach of the restrictive covenants set forth in Sections 7, 8, 9 and 10, and because of the immediate and irreparable damage that would be caused to the Company for which monetary damages would not be a sufficient remedy, it is hereby agreed that in addition to all other remedies that may be available to the Company at law or in equity, the Company shall be entitled to specific performance and any injunctive or other equitable relief as a remedy for any breach or threatened breach of the aforementioned restrictive covenants.

     17.  ARBITRATION.  Any unresolved dispute or controversy arising under or
          -----------
in connection with this Agreement shall be settled exclusively by arbitration conducted in accordance with the rules of the American Arbitration Association then in effect. The arbitrators shall not have the authority to add to, detract from, or modify any provision hereof nor to award punitive damages to any injured party. A decision by a majority of the arbitration panel shall be final and binding. Judgment may be entered on the arbitrators' award in any court having jurisdiction. The direct expense of any arbitration proceeding shall be borne by the Company. Each party shall bear its own counsel fees. The arbitration proceeding shall be held in the city where the principal office of the Company is located. Notwithstanding the foregoing, the Company shall be entitled to seek injunctive or other equitable relief, as contemplated by
Section 16 above, from any court of competent jurisdiction, without the need to resort to arbitration.

     18.  INDEMNIFICATION.  The Company shall provide indemnification to
          ---------------
Employee in accordance with the provisions of Article VIII of the Company's bylaws, as the same may be amended from time to time.

     19.  NO OBLIGATION TO SEEK EMPLOYMENT.  Employee shall have no duty to seek
          --------------------------------
other employment in order to be entitled to receive the payments, if any, required to be made to Employee pursuant to this Agreement.

     20.  GOVERNING LAW.  This Agreement shall in all respects be construed
          -------------
according to the laws of the State of Delaware, without regard to its conflict of laws principles.

                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

     IN WITNESS WHEREOF, the parties hereto have cause this Agreement to be duly executed as of the date first written above.

                                U.S.A. FLORAL PRODUCTS, INC.



                                By:    /s/  Robert J. Poirier
                                      _______________________________________
                                Name:  Robert J. Poirier
                                Title:    President and CEO


EMPLOYEE:

/s/  W. Michael Kipphut
______________________________
W. Michael Kipphut

                                   EXHIBIT A
                                   ---------

     Under the Company's Incentive Bonus Plan, Employee will be eligible to earn bonus compensation, payable out of a bonus pool determined by the Compensation Committee of the Board of Directors of the Company. Such bonus shall be payable as follows:

     (a)  for the period from the Commencement Date through December 31, 1998:

          (i) a cash bonus equal to $20,275 shall be payable promptly after public announcement by the Company of the Company's consolidated results of operations for the year ending December 31, 1998, provided that the Company's consolidated earnings per share for such year equal or exceed analysts' consensus estimates (as reported by First Call) for such year; and

          (ii) an additional bonus, payable in the form of cash, stock options, or other non-cash awards, in such proportions and in such forms as may be determined by the Compensation Committee of the Board, of up to $20,275 shall be payable promptly after public announcement by the Company of the Company's consolidated results of operations for the year ending December 31, 1998, if and only if the Company's consolidated earnings per share for such year dramatically exceed (in the judgment of the Compensation Committee) analysts' consensus estimates (as reported by First Call) for such year; and

     (b)  for the period January 1, 1999 through December 31, 1999:

          (i) a cash bonus equal to 50% of the Employee's base salary shall be guaranteed and payable promptly after public announcement by the Company of the Company's consolidated results of operations for the year ending December 31, 1999, provided that the Company's consolidated earnings per share for such year equal or exceed analysts' consensus estimates (as reported by First Call) for such year; and

          (ii) an additional bonus, payable in the form of cash, stock options, or other non-cash awards, in such proportions and in such forms as may be determined by the Compensation Committee of the Board, of up to 50% of the Employee's base salary shall be payable promptly after public announcement by the Company of the Company's consolidated results of operations for the year ending December 31, 1999, if and only if the Company's consolidated earnings per share for such year dramatically exceed (in the judgment of the Compensation Committee) analysts' consensus estimates (as reported by First Call) for such year; and

     (c) for periods from and after January 1, 2000, such bonus payable in the form of cash, stock options, or other non-cash awards, in such proportions and in such forms as may be determined by the Compensation Committee of the Board.

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